                                                                     Exhibit 1.2

                             THE RIGHT START, INC.
                          5388 STERLING CENTER DRIVE
                         WESTLAKE VILLAGE, CALIFORNIA




                                  July 7, 1998



To each of the parties listed
on the signature pages hereto


                          Re:  The Right Start, Inc.
                               ---------------------


Ladies and Gentlemen:

     The Right Start, Inc. and the countersigning parties listed below hereby agree to amend the Company's plan of Recapitalization, as set forth in that certain Letter Agreement dated April 6, 1998, between you, the Company and the other investors named therein (as amended on April 13, 1998, the "Letter Agreement"), in order to amend certain terms of the Series B Preferred Stock of the Company and the Series C Preferred Stock of the Company.

     The terms of each of the Series B Preferred Stock and the Series C Preferred Stock, as set forth in the Letter Agreement, provided that shares of each series would be mandatorily redeemable upon the happening of a Change of Control (as defined in the Letter Agreement). However, upon examination of the accounting treatment for such shares by the Company's accountants, Price Waterhouse LLP, the Company's Series B Preferred Stock and the Company's Series C Preferred Stock can not be treated as equity for financial accounting purposes under the current structure set forth in the Letter Agreement. Therefore, the new terms of the Series B Preferred Stock and Series C Preferred Stock, modified to eliminate the redemption provisions thereof, are attached hereto as Exhibit A and Exhibit B, respectively.

     If the foregoing meets with your approval, please so indicate by having an authorized representative sign this letter agreement in the appropriate space provided below and return this signed letter to Gina Shauer at The Right Start, Inc. on or prior to July 8, 1998, whereupon this Letter Agreement and your acceptance shall represent a binding agreement between you and the Company with respect to the matters set forth herein.

                                        Sincerely,


                                        THE RIGHT START, INC.



                                        By: /s/ Gina M. Shauer
                                            ----------------------------
                                                Gina M. Shauer
                                                Chief Financial Officer
                                                and Vice President of
                                                Finance and
                                                Administration

SIGNATURE PAGES TO LETTER AGREEMENT

AGREED TO AND ACCEPTED AS OF THE DATE FIRST SET FORTH ABOVE:

ARBCO ASSOCIATES, L.P.


By:  /s/ Robert Sinnott
     -----------------------------
     Name:  Robert Sinnott
            ----------------------
     Title:
            ----------------------

KAYNE ANDERSON NON-TRADITIONAL
INVESTMENTS, L.P.


By:  /s/ Robert Sinnott
     -----------------------------
     Name:  Robert Sinnott
            ----------------------
     Title:
            ----------------------

KAYNE ANDERSON OFFSHORE LIMITED


By:  /s/ William T. Miller
     -----------------------------
     Name:  William T. Miller
           -----------------------
     Title:
           -----------------------

OFFENSE GROUP ASSOCIATES, L.P.


By:  /s/ Robert Sinnott
     -----------------------------
     Name:  Robert Sinnott
            ----------------------
     Title:
            ----------------------


OPPORTUNITY ASSOCIATES, L.P.


By:  /s/ Robert Sinnott
     -----------------------------
     Name:  Robert Sinnott
            ----------------------
     Title:
            ----------------------

STRATEGIC ASSOCIATES, L.P.


By:  /s/ David L. Warnock
     -----------------------------
     Name:  David L. Warnock
            ----------------------
     Title: Partner
            ----------------------


Cahill Warnock Strategic Partners
FUND, L.P.


By:  /s/ David L. Warnock
     -----------------------------
     Name:  David L. Warnock
            ----------------------
     Title: Partner
            ----------------------

FRED KAYNE


     /s/ Fred Kayne
     -----------------------------

ARTHUR E. HALL & COMPANY MONEY
PURCHASE PLAN


By:  /s/ Arthur E. Hall
     -----------------------------
     Name:  Arthur E. Hall
            ----------------------
     Title: Trustee
            ----------------------

MICHAEL TARGOFF


     /s/ Michael Targoff
     -----------------------------

THE TRAVELERS INDEMNITY COMPANY


By:  /s/ David A. Tyson
     -----------------------------
     Name:  David A. Tyson
            ----------------------
     Title: Senior Vice President
            ----------------------

                                                                       EXHIBIT A



                             THE RIGHT START, INC.
                     SERIES B CONVERTIBLE PREFERRED STOCK

                           REVISED SUMMARY OF TERMS


ISSUER:        The Right Start, Inc., a California corporation (the "Company").
                                                                     -------

SECURITY:      Series B Convertible Preferred Stock, par value $0.01 per share
               (the "Series B Preferred Stock").
                     ------------------------

EXCHANGE
PRICE: $1,000 principal amount of Existing Debt per ten shares of Series B Preferred Stock.

PRIORITY:      The Series B Preferred Stock will rank senior to the Company's common stock (the "Common Stock") and pari passu with the
                                                     ----------
               Company's Series A Preferred Stock and Series C Preferred Stock
               with respect to liquidation, and shall be senior to or pari passu
                                                                      ----------
               with any other preferred stock subsequently issued by the
               Company; provided however, that the Series A Preferred Stock
                        --------
               shall be senior with respect to liquidation to the Series B
               Preferred Stock and Series C Preferred Stock from and after June
               1, 2002.

LIQUIDATION
PREFERENCE:    $100 per share of the Series B Preferred Stock (the
               "Liquidation Value").
                ------------------

VOTING RIGHTS: Consent of the holders of at least a majority of the Series
               A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock voting together as a single class, will be required for (a) any sale by the Company of a substantial portion of its assets, (b) any merger of the company with another entity,
               (c) each amendment of the company's articles of incorporation, and (d) any action that (i) increases the authorized number of shares of preferred stock of the Company of any series, (ii) creates any new class or series of shares having preference over or being on a parity with the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, or (iii) creates any contractually subordinated debt of the company. Such consent shall not be unreasonably withheld. Except for such consent rights and such voting rights as may be provided by applicable law, the Series B Preferred Stock shall have no voting rights as a separate series except the right to vote as a separate series within the class of Preferred Stock as to any matters regarding any modification of the rights, privileges or terms of the Series B Preferred Stock or otherwise in accordance with applicable law.

OPTIONAL
CONVERSION:    Series B Preferred Stock shall be convertible in whole or in part at any time, and from time to time, at the option of the holders into shares of the Company's Common Stock at a rate equal to
               $1.50 per share, the ("Conversion Price").
                                      ----------------

ANTI-DILUTION
PROVISIONS:    The Series B Preferred Stock will be subject to anti-dilution provisions providing for adjustments to the Conversion Price upon:

               (a) Dividend or distribution of shares of Common Stock to holders of Common Stock;

               (b) Subdivision or combination of the outstanding shares of Common Stock.

INFORMATION
RIGHTS: The Company will timely furnish the holders of the Series B Preferred Stock with annual, quarterly and monthly financial statements. Representatives of such holders will have the right, upon reasonable notice, to inspect the books and records of the Company.

PREEMPTIVE
RIGHTS: If the Company proposes to offer additional securities (other than employee incentive stock or stock options, securities issued in a public offering or the acquisition of another company, or shares issued upon conversion or exercise of outstanding securities), the Company will first offer all such securities to the holders of the Series B Preferred Stock and the Series C Preferred Stock (or Common Stock issued upon conversion of the Series B Preferred Stock or Series C Preferred Stock) on a pro rata basis. Such preemptive rights will not be transferable and will terminate with respect to any shares of Series B Preferred Stock or Series C Preferred Stock (or common stock issued upon conversion of the Series B Preferred Stock or Series C Preferred Stock), as the case may be, upon the earlier of (a) the transfer of such shares or (b) the fifth anniversary of the Preferred Stock Exchange.

                                                                       EXHIBIT B


                             THE RIGHT START, INC.
                     SERIES C CONVERTIBLE PREFERRED STOCK

                               SUMMARY OF TERMS


ISSUER:        The Right Start, Inc., a California corporation (the "Company").
                                                                     -------

SECURITY:      Series C Convertible Preferred Stock, par value $0.01 per share
               (the "Series C Preferred Stock").
                     ------------------------

EXCHANGE
PRICE: $1000 principal amount of debt, represented by the new Senior Subordinated Notes due 2000, per ten shares of Series C Preferred Stock.

PRIORITY:      The Series C Preferred Stock will rank senior to the Company's common stock (the "Common Stock") and pari passu with the
                                                     ----------
               Company's Series A Preferred Stock and Series B Preferred Stock
               with respect to liquidation, and shall be senior to or pari passu
                                                                      ----------
               with any other preferred stock subsequently issued by the
               Company; provided however, that the Series A Preferred Stock
                        ----------------
               shall be senior with respect to liquidation to the Series B
               Preferred Stock and the Series C Preferred Stock from and after
               June 1, 2002.

LIQUIDATION
PREFERENCE:    $100 per share of Series C Preferred Stock (the "Liquidation
                                                                -----------
               Value").
               -----

VOTING RIGHTS: Consent of the holders of at least a majority of the Series A
               Preferred Stock, Series B Preferred Stock and Series C Preferred Stock voting together as a single class, will be required for (a) any sale by the Company of a substantial portion of its assets,
               (b) any merger of the company with another entity, (c) each amendment of the company's articles of incorporation, and (d) any action that (i) increases the authorized number of shares of preferred stock of the Company of any series, (ii) creates any new class or series of shares having preference over or being on a parity with the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, or (iii) creates any contractually subordinated debt of the company. Such consent shall not be unreasonably withheld. Except for such consent rights and such voting rights as may be provided by applicable law, the Series C Preferred Stock shall have no voting rights as a separate series except the right to vote as a separate series within the class of Preferred Stock as to any matters regarding any modification of the rights, privileges or terms of the Series C Preferred Stock or otherwise in accordance with applicable law.

OPTIONAL
CONVERSION:    The Series C Preferred Stock shall be convertible in whole or in part at any time, and from time to time, at the option of the holders into shares of the Company's Common Stock at a rate equal to $1.00 per share, (the "Conversion Price").
                                         ----------------

ANTI-DILUTION
PROVISIONS:    The Series C Preferred Stock will be subject to anti-dilution provisions providing for adjustments to the Conversion Price upon:

               (a) Dividend or distribution of shares of Common Stock to holders of Common Stock;

               (b) Subdivision or combination of the outstanding shares of Common Stock.

INFORMATION
RIGHTS: The Company will timely furnish the holders of the Series C Preferred Stock with annual, quarterly and monthly financial statements. Representatives of such holders will have the right, upon reasonable notice, to inspect the books and records of the Company.

PREEMPTIVE
RIGHTS: If the Company proposes to offer additional securities (other than employee incentive stock or stock options, securities issued in a public offering or the acquisition of another company, or shares issued upon conversion or exercise of outstanding securities), the Company will first offer all such securities to the holders of the Series B Preferred Stock and the Series C Preferred Stock (or Common Stock issued upon conversion of the Series B Preferred Stock or Series C Preferred Stock) on a pro rata basis. Such preemptive rights will not be transferable and will terminate with respect to any shares of Series B Preferred Stock or Series C Preferred Stock (or common stock issued upon conversion of the Series B Preferred Stock or Series C Preferred Stock), as the case may be, upon the earlier of (a) the transfer of such shares or (b) the fifth anniversary of the Preferred Stock Exchange.